UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2009

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778247
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 16, 2009, Virgin Media Inc. (the “Company”) and certain of its subsidiaries entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., BNP Paribas, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc. and UBS Securities LLC (the “Underwriters”), pursuant to which the Company’s subsidiary, Virgin Media Finance PLC (the “Issuer”), agreed to issue and sell to the Underwriters $600,000,000 aggregate principal amount of 9.50% Senior Notes due 2016 (the “Notes”) in accordance with the terms and conditions set forth in the Underwriting Agreement.

The Notes were issued pursuant to an Indenture dated as of June 3, 2009, among the Issuer, the Company, the other guarantors, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent (the “Indenture”), pursuant to which, on June 3, 2009, the Issuer issued $750,000,000 aggregate principal amount of U.S. dollar denominated 9.50% Senior Notes due 2016 and €180,000,000 aggregate principal amount of euro denominated 9.50% Senior Notes due 2016. The Notes and those previously issued U.S. dollar denominated notes will be treated as a single issuance of the same notes under the Indenture. The Notes were sold to the Underwriters at 97.182% of the principal amount thereof. Closing occurred on July 21, 2009.

The Issuer will pay interest on the Notes on February 15 and August 15 of each year, beginning February 15, 2010. The Notes will mature on August 15, 2016. The Issuer may redeem the Notes on or after August 15, 2013 at the redemption prices described in the Indenture. The Notes are unsecured senior obligations of the Issuer and rank pari passu with the Issuer’s outstanding Senior Notes due 2014 and 2016 (the “Existing Notes”). The Notes are guaranteed on a senior basis by the Company and the intermediate holding companies of the Issuer and on a senior subordinated basis by Virgin Media Investment Holdings Limited, the main borrower under the Company’s senior credit facility. The Notes contain covenants that are similar to the covenants in the Existing Notes.

The sale of the Notes has been registered with the Securities and Exchange Commission (the “SEC”) pursuant to a registration statement on Form S-3, File No. 333-159493 (the “Registration Statement”). The terms of the Notes are described in the prospectus dated May 27, 2009, as supplemented by a final prospectus supplement dated July 16, 2009, as filed with the SEC on July 20, 2009.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated by reference herein and in the Registration Statement. A copy of the Indenture was attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the SEC on June 3, 2009 and is incorporated herein by reference. The foregoing descriptions of the terms of the Underwriting Agreement and the Indenture are qualified in their entirety by reference to these exhibits.

The Company estimates that the net proceeds from the sale of the Notes, utilizing the exchange rate at July 10, 2009 of $1.6185 per £1.00, were approximately £359.8 million, after deducting the Underwriters’ discounts and estimated offering expenses. The Company intends to use the net proceeds to prepay a portion of the amounts outstanding under its senior credit facility.

The amortization schedule under the Company’s senior credit facility as of March 31, 2009, as revised for (i) the prepayments from the proceeds of the Company’s previous offering of senior notes, which closed on June 3, 2009 (including certain concurrent voluntary prepayments from available cash), (ii) the effect of certain amendments to the Company’s senior credit facility which became effective on June 11, 2009 as a result of those prepayments, and (iii) the anticipated prepayments from the proceeds of the offering of the Notes (utilizing the exchange rates at July 10, 2009), will be as follows: September 2010—£6.2 million, March 2011—£288.4 million, June 2012—£698.0 million, September 2012—£1,853.9 million, March 2013—£300.0 million.

A copy of a press release issued by the Company on July 21, 2009 is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

1.1

Underwriting Agreement, dated as of July 16, 2009, among Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited, Goldman, Sachs & Co., BNP Paribas, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc. and UBS Securities LLC.

4.1

Indenture, dated as of June 3, 2009, among Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on June 3, 2009).

99.1	Press release, dated July 21, 2009, issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2009	VIRGIN MEDIA INC.

	By:	/s/ Bryan H. Hall
Bryan H. Hall
Secretary

EXHIBIT INDEX

Exhibit	Description
1.1

Underwriting Agreement, dated as of July 16, 2009, among Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited, Goldman, Sachs & Co., BNP Paribas, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc. and UBS Securities LLC.

4.1

Indenture, dated as of June 3, 2009, among Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Virgin Media Inc. as filed with the Securities and Exchange Commission on June 3, 2009).

99.1	Press release, dated July 21, 2009, issued by Virgin Media Inc.